Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 20, 2008

among

INTERVAL ACQUISITION CORP.

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), entered into as of August 20, 2008, among INTERVAL ACQUISITION CORP., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors other than Interval Leisure Group, Inc., a Delaware corporation (the “Additional Guarantor”), and the Trustee entered into the Indenture, dated as of August 19, 2008 (the “Indenture”), relating to the Issuer’s 9.5% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Notes were issued as part of financing relating to the pro rata distribution (the “Spin-Off”) of 100% of the capital stock of the Additional Guarantor to the stockholders of IAC/InterActiveCorp, a Delaware corporation;

WHEREAS, the Additional Guarantor has agreed to unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture, and in connection therewith, the Indenture, pursuant to Section 9.01, requires the Additional Guarantor to execute and deliver to the Trustee this Supplemental Indenture;

WHEREAS, the Guarantors, Additional Guarantor and the Issuer have requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Guarantors, Additional Guarantor and the Issuer, the legal, valid and binding agreement of the Guarantors, Additional Guarantor and the Issuer, in accordance with its terms.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  The Additional Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.  The recitals contained herein are made by the Issuer, the Guarantors, and Additional Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

INTERVAL ACQUISITION CORP.
as Issuer

By:	/s/ Craig M. Nash
Name: Craig M. Nash
Title: President and Chief Executive
Officer

INTERVAL LEISURE GROUP, INC.
WORLDEX CORPORATION,
as Guarantors

By:	/s/ Craig M. Nash
Name: Craig M. Nash
Title: President and Chief Executive
Officer

IIC HOLDINGS, INCORPORATED,
INTERVAL EUROPEAN HOLDINGS LIMITED,
INTERVAL HOLDINGS, INC.,
INTERVAL INTERNATIONAL HOLDINGS, INC.,
INTERVAL INTERNATIONAL OVERSEAS HOLDINGS, INC.,
INTERVAL SOFTWARE SERVICES, LLC,
INTERVAL VACATION EXCHANGE, INC.,
XYZII, INC.,
as Guarantors

By:	/s/ Craig M. Nash
Name: Craig M. Nash
Title: President

Signature Page to Supp Indenture

INTERVAL INTERNATIONAL, INC.,
INTERVAL RESORT & FINANCIAL SERVICES, INC.,
REP HOLDINGS, LTD.,
VACATION HOLDINGS HAWAII, INC.,
WORLDWIDE VACATION & TRAVEL, INC.,
as Guarantors

By:	/s/ Craig M. Nash
Name: Craig M. Nash
Title: Chief Executive Officer

MERAGON FINANCIAL SERVICES, INC.,
as Guarantor

By:	/s/ Gregory Sheperd
Name: Gregory Sheperd
Title: President

MERIDIAN FINANCIAL SERVICES, INC.,
as Guarantor

By:	/s/ Jeanette E. Marbert
Name: Jeanette E. Marbert
Title: Executive Vice President

RESORTQUEST HAWAII, LLC,
RESORTQUEST REAL ESTATE OF HAWAII, LLC,
RQI HOLDINGS, LLC,
as Guarantors

By:	/s/ John A. Galea
Name: John A. Galea
Title: Manager

Signature Page to Supp Indenture

Bank of New York Mellon
as Trustee

By:	/s/ Sherma Thomas
Name: Sherma Thomas
Title: Assistant Treasurer

Signature Page to Supp Indenture